Exhibit 99.1

November 1, 2024

Fellow Shareholders:

We are pleased to report we delivered strong results in 3Q with continued top-line growth and bottom-line improvements. We achieved North America revenue growth of 21% and subscriber growth of 9% year-over-year, exceeding and meeting our targets, respectively. We also saw improvement in our profitability metrics on a global basis in the third quarter, achieving a year-over-year improvement in Net Loss of $29.8 million, Adjusted EBITDA of $33.8 million, Net cash provided by operating activities of $27.4 million, and Free Cash Flow of $31.3 million. Moreover, for the trailing twelve months we have improved those metrics on a year-over-year basis by $110.1 million, $98.8 million, $95.6 million, and $96.1 million, respectively, demonstrating progress on our path to profitable growth.

We continue to prioritize the delivery of a high-quality, innovative, and frictionless experience for our users that includes personalization across content and price. During the quarter, we executed against this imperative by investing in our product and technology, and are confident in our ability to leverage these investments to deliver value to customers and shareholders.

Our commitment to promoting a competitive streaming landscape that benefits consumers compelled us to file an antitrust lawsuit against Disney, Fox, and Warner Bros. Discovery. We are pleased that the court granted a preliminary injunction to temporarily block the launch of their streaming joint venture. While the court’s ruling regarding the preliminary injunction did not specifically address the legality of the programmers’ bundling practices, the court wrote that “it is difficult to avoid the conclusion that, on balance, these practices are bad for consumers.”

We are encouraged that the United States Department of Justice and the New York State Attorney General are both considering filing amicus briefs supporting Fubo in the pending appeal of the preliminary injunction before the Second Circuit. Our fight is bipartisan, and we are grateful for the support we have received from multiple members of Congress, public advocacy groups, distributors (including DIRECTV and Dish Network) and programmers. We look forward to the opportunity to prove our claims when our antitrust lawsuit is presented at trial scheduled for October 2025.

1

Note: Except as otherwise indicated, financial information presented and discussed in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below for further detail.

Summary Financials ($ in millions) Global	3Q23	4Q23	1Q24	2Q24	3Q24
Revenue	$320.9	$410.2	$402.3	$391.0	$386.2
Year-over-Year %	+42.6%	+28.5%	+24.0%	+25.0%	+20.3%
Total Operating Expenses	$404.2	$482.3	$465.7	$426.6	$444.8
Year-over-Year %	+23.0%	+16.7%	+14.7%	+16.8%	+10.0%
Net Loss	$-84.4	$-71.0	$-56.3	$-25.8	$-54.7
Year-over-Year (Abs.)	+$21.4	+$24.9	+$27.0	+$28.4	+$29.8
Adjusted EBITDA	$-61.4	$-50.1	$-38.8	$-11.0	$-27.6
Year-over-Year (Abs.)	+$21.6	+$25.3	+$20.1	+$19.6	+$33.8
Free Cash Flow	$-32.4	$-5.9	$-71.3	$-35.3	$-1.1
Year-over-Year (Abs.)	+$37.3	+$14.7	+$9.7	+$40.5	+$31.3

North America (NA)	3Q23	4Q23	1Q24	2Q24	3Q24
Subscribers (thousands)	1,477	1,618	1,511	1,450	1,613
Year-over-Year %	+20.0%	+11.9%	+17.6%	+24.2%	+9.2%
Revenue ($ in millions)	$312.5	$401.8	$394.0	$382.7	$377.3
Year-over-Year %	+42.6%	+28.7%	+24.5%	+25.6%	+20.7%
ARPU	$83.51	$86.65	$84.54	$85.69	$85.64

Rest of World (ROW)	3Q23	4Q23	1Q24	2Q24	3Q24
Subscribers (thousands)	411	406	397	399	378
Year-over-Year %	+14.9%	-3.2%	+4.9%	+1.3%	-8.1%
Revenue ($ in millions)	$8.4	$8.4	$8.4	$8.3	$8.9
Year-over-Year %	+45.1%	+17.5%	+7.2%	+1.8%	+6.0%
ARPU	$6.98	$6.81	$7.00	$7.02	$7.50

2

4Q and FY Guidance

Guidance (NA)	4Q24	FY24
Revenue ($ in millions)	$426.1-$446.1	$1,580.0-$1,600.0
Subscribers (thousands)	1,665-1,705	1,665-1,705

Guidance (ROW)	4Q24	FY24
Revenue ($ in millions)	$7.9-$8.9	$33.0-$35.0
Subscribers (thousands)	345-355	345-355

3Q24 Financial Results

Net Loss from continuing operations in 3Q24 was $54.7 million, leading to an earnings per share (EPS) loss of $0.17. This compares favorably to a Net Loss from continuing operations of $84.4 million, or an EPS loss of $0.29, in 3Q23. Adjusted EPS loss in 3Q24 was $0.08, compared to an adjusted EPS loss of $0.22 in 3Q23. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, gain on extinguishment of debt and amortization of debt premium (discount), net, and certain litigation expenses.

In 3Q24 Adjusted EBITDA was -$27.6 million, a $33.8 million improvement when compared to 3Q23, reflecting our continued focus on efficient growth and cost control.

GLOBAL EXPENSES AS A PERCENTAGE OF REVENUE

126%
0%
3%
5%
5%
19%
5%
89%
118%
0%
17%
4%
87%
116%
0%
5%
11%
4%
90%
109%
0%
5%
9%
4%
84%
115%
0%
3%
7%
5%
14%
4%
82%
3Q23
4Q23
1Q24
2Q24
3Q24
Depreciation and amortization
General and administrative
Technology and development
Sales and marketing
Broadcasting and transmission
Subscriber related expenses
Discontinued operations

Cash Flow and Capital Structure

Net cash provided by operating activities in 3Q24 was $2.4 million, a $27.4 million improvement compared to 3Q23, and Free Cash Flow in 3Q24 was -$1.1 million, an improvement of $31.3 million compared to 3Q23. These improvements, as well as our improvement in Adjusted EBITDA, were the result of operating leverage and various efficiencies throughout the business.

3

We ended the quarter with 334,092,630 shares of common stock issued and outstanding.

Product and Technology

As we shared last quarter, the launch of Unified Platform and the Fubo Free Tier create greater opportunities for user engagement, communication, retention, and monetization. During the third quarter we introduced upsell capabilities through the Free Tier, allowing former paying subscribers to seamlessly reactivate their subscription. In addition, we deployed enhanced merchandising capabilities to better showcase content (such as our curated playlists for Euro 2024 and Copa that we featured during the quarter) and upsell opportunities (including Unlimited DVR, which we also launched during the quarter).

During the quarter, we also launched our popular Multiview feature in beta on select Roku devices. Fubo pioneered multiviewing with the first live TV streaming multiview experience to market in 2020. In all iterations Fubo’s customers can select and stream up to four live channels of their choosing simultaneously.

North America Advertising

Fubo delivered North America ad revenue of $26.9 million. Notably, our upfront commitments for the 2024-2025 season are up over 40% compared to the 2023-2024 season, marking an all-time high for the company.

In 3Q 2024, we continued to leverage the growing connected TV (CTV) sales market through new proprietary ad formats such as The Triple Play. This module allowed us to target engaged audiences through branded video content and banners inside a curated carousel of live TV content on the home page. Walmart, our launch sponsor, successfully deployed the new format for its Back-To-School campaign.

North America Content

We continue to execute on our Super Aggregation strategy, which aims to offer consumers multiple and flexible subscription options, all within the Fubo ecosystem. The recent launch of standalone subscription services enables users to access leading sports and entertainment programming, live and VOD, without the purchase of the main Fubo vMVPD product. Alongside these subscription services, we offer Fubo Free, a foundational free tier of FAST channels available to former Fubo paid and free trial subscribers, and our signature vMVPD product.

During the quarter, we introduced a stand-alone Olympics section featuring highlights and recaps as well as easily accessible event-specific programming, reflecting our investments in innovation to surface our diversified and expansive content portfolio. This initiative resulted in 45% of active Fubo users engaging with Olympics content. Ad engagement was also strong with CTV measurement platform EDO determining that viewers were 20% more likely to engage with ads during the 2024 Summer Olympics on Fubo than on linear TV.

fubo Home Guide My Stuff The Olympics Sports Shows Movies Juliana

PARIS2024
JULY 26 – AUGUST 11

Live & upcoming

See More

LIVE

Poland vs U.S.

Men's Volleyball: 2024 Paris Olympics

LIVE

Greece vs Serbia

Men's Water Polo: 2024 Paris Olympics

LIVE

Women's Diving 3m Springboard Preliminary

2024 Paris Olympics

Swimming | Gymnastics | Track & Field | Basketball | Soccer | Beach Volleyball | Diving | Boxing | Triathlon | Volleyball | All Sports

Primetime in Paris

See More

PRIMETIME IN PARIS
AUGUST 7
Upcoming

Track and Field, Diving, Beach Volleyball: Primetime in Paris

PRIMETIME IN PARIS
AUGUST 9
Upcoming

Track and Field, Beach Volleyball, Breaking: Primetim...

PRIMETIME IN PARIS
AUGUST 10
Upcoming

Basketball, Track and Field, Diving, Breaking: Primetime in...

PRIMETIME IN PARIS
CLOSING CEREMONY
Upcoming

Closing Ceremony of the 2024 Paris Olympics

Notably, our owned & operated (O&O) Fubo Sports channel, one of the first FAST channels to launch in the marketplace back in 2019, reached profitability in 3Q. Integral to our strategy is the channel’s distribution outside of the Fubo platform, increasing audience engagement and ad revenue for the company. In 3Q, we expanded Fubo Sports’ distribution to include Amazon’s Prime Video in Canada.

We have continued to launch additional O&O FAST channels, covering multiple genres, on Fubo and through our distribution partners. Our 3Q launch of BKFC TV, a partnership with Bare Knuckle Fighting Championship (BKFC), the world’s fastest growing combat sports promotion, marked the first time BKFC TV was made available outside of the BKFC app.

Fubo proudly remains the home for local sports, at the lowest price on the market compared to other vMVPDs. Our significant local sports coverage has remained largely unchanged despite the recent disruption in the regional sports network (RSN) market, and we remain committed to super-serving the ardent local sports fan with their home team’s games.

4

North America Growth and Distribution

Fubo was recently named the first Official Live TV Streaming Partner of The Athletic, one of the biggest brands in sports. The Athletic and Fubo plan to jointly develop new product features on The Athletic platform designed to ultimately build a unique and market-leading user experience. The multi-year partnership, which incorporates content and product integrations, is intended to drive audiences to both properties.

Guidance

North America

Our FY 2024 subscriber guidance now projects 1,665,000 to 1,705,000 subscribers, representing 4% year-over-year growth at the midpoint.

Our FY 2024 revenue guidance now projects $1,580 million to $1,600 million, representing 19% year-over-year growth at the midpoint.

Our 4Q 2024 revenue guidance projects $426 million to $446 million, representing 9% year-over-year growth at the midpoint.

Rest of World

Our FY 2024 subscriber guidance now projects 345,000 to 355,000 subscribers, representing a 14% year-over-year decline at the midpoint.

Our FY 2024 revenue guidance projects $33 to $35 million, representing 4% year-over-year growth at the midpoint.

Our 4Q 2024 revenue guidance projects $8 to $9 million, representing 0% year-over-year growth at the midpoint.

Conclusion

Fubo’s third quarter of 2024 was notable for ongoing subscriber and revenue growth alongside improvements in key profitability metrics - all important markers that give us continued confidence in our 2025 profitability goal. In addition, we are gratified by recent wins in our ongoing fight for a fair and competitive marketplace. The streaming industry remains under constant disruption which Fubo sees as an opportunity to build a distinctive sports entertainment streaming platform with consumer needs at its heart.

We look forward to sharing updates on our progress as we continue on our path to profitability in 2025.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

5

3Q24 Earnings Live Conference Call

Fubo CEO, David Gandler, and CFO, John Janedis, will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Annual Report on Form 10-K for the year ended December 31, 2023 that has been filed with the SEC.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, including programming and content partnerships, expectations regarding innovation, growth, macroeconomic, industry, advertising and consumer trends, anticompetitive practices among our competitors and our response plan, including our pending antitrust lawsuit against the defendants Walt Disney Company, Fox Corporation and Warner Brothers Discovery and external support for our position, planned product offerings, including technology advancements, our liquidity and anticipated cash requirements, our financial condition and our anticipated financial performance, including quarterly and annual guidance, expectations regarding profitability and our cash flow and Adjusted EBITDA targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to the potential launch of the joint venture by Walt Disney Company, Fox Corporation and Warner Brothers Discovery; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Given the many unknowns related to the potential launch of the defendants’ sports streaming joint venture, including the outcome of our antitrust lawsuit, our forward-looking statements with respect to our anticipated financial performance in future periods, including our profitability goals, do not reflect any potential impact of the launch to our business. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

(FuboTV Inc. Financial Statements begin on the following pages)

6

fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	September 30,
	2024	2023
	Unaudited	Unaudited
Revenues
Subscription	$356,575	$289,623
Advertising	27,054	30,592
Other	2,578	720
Total revenues	386,207	320,935
Operating expenses
Subscriber related expenses	317,692	286,068
Broadcasting and transmission	14,390	15,187
Sales and marketing	55,226	60,494
Technology and development	21,187	17,506
General and administrative	26,528	15,861
Depreciation and amortization	9,816	9,103
Total operating expenses	444,839	404,219
Operating loss	(58,632)	(83,284)

Other income (expense)
Interest expense	(5,277)	(3,440)
Interest income	1,565	2,960
Amortization of debt premium (discount), net	348	(650)
Gain on extinguishment of debt	7,752	-
Other (expense) income	(245)	(318)
Total other income (expense)	4,143	(1,448)

Loss from continuing operations before income taxes	(54,489)	(84,732)
Income tax (provision) benefit	(195)	247
Net loss from continuing operations	(54,684)	(84,485)

Discontinued operations
Net income from discontinued operations before income taxes	1,836	669
Net income from discontinued operations	1,836	669

Net loss	(52,848)	(83,816)

Less: Net loss attributable to non-controlling interest	425	5
Net loss attributable to common shareholders	$(52,423)	$(83,811)

Other comprehensive loss
Foreign currency translation adjustment	5,817	3,858
Comprehensive loss attributable to common shareholders	$(46,606)	$(79,953)

Net loss per share attributable to common shareholders
Basic and diluted loss per share from continuing operations	$(0.17)	$(0.29)
Basic and diluted income per share from discontinued operations	$0.01	$0.00
Basic and diluted net loss per share	$(0.16)	$(0.29)
Weighted average shares outstanding:
Basic and diluted	331,582,813	292,693,961

Stock-based compensation was allocated as follows:
Subscriber related expenses	80	38
Sales and marketing	4,047	5,915
Technology and development	2,679	2,901
General and administrative	2,518	3,853
Total stock-based compensation	9,324	12,707

7

fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2024	2023
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$146,175	$245,278
Accounts receivable, net	76,868	80,299
Prepaid sports rights	35,777	39,911
Prepaid and other current assets	19,650	20,804
Assets of discontinued operations	391	462
Total current assets	278,861	386,754

Property and equipment, net	5,633	4,835
Restricted cash	6,143	6,142
Intangible assets, net	139,793	158,448
Goodwill	624,348	622,818
Right-of-use assets	32,976	35,825
Other non-current assets	14,544	17,818
Total assets	$1,102,298	$1,232,640

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$60,492	$74,311
Accrued expenses and other current liabilities	319,597	320,041
Notes payable	6,842	6,323
Deferred revenue	103,137	90,203
Long-term borrowings - current portion	1,117	1,612
Current portion of lease liabilities	5,485	5,247
Liabilities of discontinued operations	15,013	19,608
Total current liabilities	511,683	517,345

Convertible notes, net	332,738	391,748
Lease liabilities	33,979	38,087
Other long-term liabilities	1,671	1,635
Total liabilities	880,071	948,815

Shareholders' equity:
Common stock par value $0.0001: 1,000,000,000 and 800,000,000 shares authorized at September 30, 2024 and December 31, 2023, respectively; 334,092,630 and 299,215,160 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	33	30
Additional paid-in capital	2,209,993	2,136,870
Accumulated deficit	(1,979,247)	(1,845,542)
Non-controlling interest	(13,205)	(11,751)
Accumulated other comprehensive income	4,653	4,218
Total shareholders' equity	$222,227	$283,825
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,102,298	$1,232,640

8

fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended
	September 30,
	2024	2023
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(135,159)	$(217,390)
Less: Net income from discontinued operations, net of tax	1,687	4,672
Net loss from continuing operations	(136,846)	(222,062)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,596	26,858
Stock-based compensation	32,609	39,451
Amortization of debt (premium) discount, net	(869)	1,918
Gain on extinguishment of debt	(29,513)	-
Gain on sale of assets	-	2
Deferred income tax provision (benefit)	-	(485)
Amortization of right-of-use assets	2,849	2,337
Other adjustments	518	480
Changes in operating assets and liabilities of business
Accounts receivable, net	3,470	(18,123)
Prepaid expenses and other assets	4,214	(14,173)
Prepaid sports rights	4,433	(1,125)
Accounts payable	(13,312)	(7,545)
Accrued expenses and other liabilities	(1,631)	605
Deferred revenue	12,907	20,543
Lease liabilities	(3,902)	(1,669)
Net cash used in operating activities - continuing operations	(96,477)	(172,988)
Net cash used in operating activities - discontinued operations	(2,837)	(2,569)
Net cash used in operating activities	(99,314)	(175,557)

Cash flows from investing activities
Purchases of property and equipment	(1,899)	(375)
Sale of property and equipment	-	11
Capitalization of internal use software	(8,813)	(12,875)
Purchase of intangible assets	(540)	(2,899)
Net cash used in investing activities	(11,252)	(16,138)

Cash flows from financing activities
Proceeds from sale of common stock, net of fees	43,330	116,890
Redemption of non-controlling interest	-	(2,147)
Vested restricted stock unit settled for cash	(181)	(125)
Payments for financing costs	(4,682)	-
Repurchase of convertible notes	(26,557)	-
Proceeds from exercise of stock options	3	259
Repayments of notes payable and long-term borrowings	(449)	(335)
Net cash provided by financing activities	11,464	114,542

Net decrease in cash, cash equivalents and restricted cash	(99,102)	(77,153)
Cash, cash equivalents and restricted cash at beginning of period	251,420	343,226
Cash, cash equivalents and restricted cash at end of period	$152,318	$266,073

Supplemental disclosure of cash flows information:
Interest paid	14,627	13,120
Income tax paid	190	190

Non cash financing and investing activities:
Accrued expenses - At-the-market offering	34	6
Accounts payable - purchase of property and equipment	-	403
Accounts payable - purchase of intangible assets	-	693

9

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, certain litigation expenses, income tax provision (benefit), other (income) expenses, and one-time non-cash expenses. Certain litigation expenses consists of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance.

10

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, change in fair value of warrants, amortization of debt premium (discount), amortization of intangible assets and other non-cash items, and certain litigation expenses (as described further above, see “–Adjusted EBITDA”).

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), purchases of intangible assets and capitalization of internal use software. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Subscriber Acquisition Cost

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Subscription Revenue (GAAP)	$356,575	$362,936	$373,714	$370,087	$289,623
Advertising Revenue (GAAP)	27,054	26,285	27,469	38,987	30,592
Subtract:
ROW Subscription Revenue	(8,696)	(8,049)	(8,143)	(8,042)	(8,108)
ROW Advertising Revenue	(201)	(257)	(244)	(382)	(285)
Total	374,732	380,915	392,796	400,650	311,822
Divide:
Average Subscribers (North America)	1,458,513	1,481,751	1,548,782	1,541,290	1,244,579
Months in Period	3	3	3	3	3
North America Monthly Average Revenue per User (NA ARPU)	$85.64	$85.69	$84.54	$86.65	$83.51

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to ROW ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Subscription Revenue (GAAP)	$356,575	$362,936	$373,714	$370,087	$289,623
Advertising Revenue (GAAP)	27,054	26,285	27,469	38,987	30,592
Subtract:
North America Subscription Revenue	(347,879)	(354,887)	(365,571)	(362,045)	(281,515)
North America Advertising Revenue	(26,853)	(26,028)	(27,225)	(38,605)	(30,307)
Total	8,897	8,306	8,387	8,424	8,393
Divide:
Average Subscribers (ROW)	395,254	394,471	399,528	412,565	400,806
Months in Period	3	3	3	3	3
ROW Monthly Average Revenue per User (ROW ARPU)	$7.50	$7.02	$7.00	$6.81	$6.98

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fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(54,684)	$(25,833)	$(56,329)	$(71,042)	$(84,485)
Depreciation and amortization	9,816	9,519	9,261	9,638	9,103
Stock-based compensation	9,324	10,308	12,977	11,764	12,707
Certain litigation expenses(1)	11,930	4,856	2,257	555	76
Other income (expense)	(4,143)	(9,941)	(7,097)	(654)	1,448
Income tax (provision) benefit	195	99	113	(397)	(247)
Adjusted EBITDA	(27,562)	(10,992)	(38,818)	(50,136)	(61,398)

Adjusted EBITDA	(27,562)	(10,992)	(38,818)	(50,136)	(61,398)
Divide:
Revenue	386,207	390,965	402,347	410,181	320,935
Adjusted EBITDA Margin	-7.1%	-2.8%	-9.6%	-12.2%	-19.1%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating Adjusted EBITDA, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.

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fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2024	September 30, 2023

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(207,888)	$(317,977)
Depreciation and amortization	38,234	35,415
Stock-based compensation	44,373	49,364
Certain litigation expenses(1)	19,598	76
Other income (expense)	(21,835)	7,815
Income tax (provision) benefit	10	(998)
Adjusted EBITDA (TTM)	(127,508)	(226,305)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating Adjusted EBITDA, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.

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fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Net cash used in operating activities - continuing operations	$2,444	$(31,874)	$(67,046)	$(57)	$(24,921)
Subtract:
Purchases of property and equipment	(1,583)	(208)	(108)	(696)	(108)
Capitalization of internal use software	(1,984)	(3,221)	(3,609)	(4,407)	(4,471)
Purchase of intangible assets	-	-	(540)	(693)	(2,899)
Free Cash Flow	(1,123)	(35,303)	(71,303)	(5,853)	(32,399)

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fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2024	September 30, 2023

Net cash used in operating activities - continuing operations	$(96,534)	$(192,106)
Subtract:
Purchases of property and equipment	(2,595)	(474)
Capitalization of internal use software	(13,220)	(14,213)
Purchase of intangible assets	(1,233)	(2,899)
Free Cash Flow (TTM)	(113,582)	(209,692)

17

fuboTV Inc.

Reconciliation of Net Loss Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2024	September 30, 2023

Net loss attributable to common shareholders	$(52,423)	$(83,811)
Subtract:
Net income from discontinued operations, net of tax	1,836	669
Net loss from continuing operations attributable to common shareholders	(54,259)	(84,480)

Net loss from continuing operations attributable to common shareholders	(54,259)	(84,480)
Stock-based compensation	9,324	12,707
Amortization of debt (premium) discount, net	(348)	650
Amortization of intangibles	9,431	8,839
Gain on extinguishment of debt	(7,752)	-
Certain litigation expenses(1)	11,930	76
Adjusted net loss from continuing operations	(31,674)	(62,208)

Weighted average shares outstanding:
Basic and diluted	331,582,813	292,693,961

Adjusted EPS from continuing operations	$(0.08)	$(0.22)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating Adjusted EPS, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.

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# # #

Contacts

Investor Contacts:

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

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